      As filed with the Securities and Exchange Commission on May 29, 2001
                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ACLARA BIOSCIENCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                           94-3222727
  (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                                1288 PEAR AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 210-1200
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOSEPH M. LIMBER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ACLARA BIOSCIENCES, INC.
                                1288 PEAR AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 210-1200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   COPIES TO:
                              MICHAEL W. HALL, ESQ.
                                LATHAM & WATKINS
                             135 COMMONWEALTH DRIVE
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 463-4600
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                 AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
      SECURITIES TO BE REGISTERED                REGISTERED               SHARE (1)              PRICE (1)         REGISTRATION FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock, par value $0.001
  per share..............................         900,000                  $7.45                 $6,705,000              $1,676
====================================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the Common Stock on May 25, 2001, as quoted on the Nasdaq National Market. It is not known how many shares will be purchased under this Registration Statement or at what price shares will be purchased.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities an Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 29, 2001

PROSPECTUS

                                 900,000 SHARES

                            ACLARA BIOSCIENCES, INC.

                                  COMMON STOCK

                                 ---------------

These shares of common stock are being offered by the selling stockholder identified in this prospectus. The selling stockholder may sell its shares of common stock in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares in the section entitled "Plan of Distribution" beginning on page 9.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of these shares.

                                 ---------------

OUR COMMON STOCK IS QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "ACLA." ON MAY 18, 2001, THE LAST REPORTED SALE PRICE FOR OUR COMMON STOCK ON THE NASDAQ NATIONAL MARKET WAS $7.60 PER SHARE.

                                 ---------------

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1.

                                 ---------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   , 2001

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
 About ACLARA BioSciences, Inc...........................................1

 Risk Factors............................................................1

 Special Note Regarding Forward-Looking Statements.......................7

 Use of Proceeds.........................................................7

 Selling Stockholder.....................................................8

 Plan of Distribution....................................................9

 Legal Matters..........................................................10

 Experts................................................................10

 Where You Can Find More Information....................................11

                                 ---------------

         You should rely only on the information we have provided or incorporated by reference in this prospectus. Neither we nor the selling stockholder have authorized anyone to provide you with additional or different information. The selling stockholder is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. In this prospectus, unless otherwise indicated, "ACLARA," "we," "us" and "our" refer to ACLARA BioSciences, Inc.

                                  ABOUT ACLARA

         We are a microfluidics, or lab-on-a-chip, company with access to a wide range of technology and intellectual property required to broadly address the genomics and pharmaceutical drug screening markets. We are developing multiple products based on our proprietary microfluidics technology that allow researchers to rapidly perform large numbers of chemical and biological measurements in a miniaturized, automated format. In collaboration with our strategic partners, we are developing dedicated analytical instruments that will utilize our LabCard(TM) chip products and assay chemistries. We believe that these LabCard systems will provide order-of-magnitude increases in throughput and enhanced accuracy for a wide range of laboratory analyses, at a lower cost than current analytical systems. We introduced our initial LabCard product, the Arteas(TM) microfluidic array chip, in late 2000.

         We have strategically partnered with Applied Biosystems, formerly known as PE Biosystems, a leading provider of analytical systems for genomics and pharmaceutical drug screening. We are combining our proprietary microfluidics technology with their broad platform of technologies, including reagent chemistries, assay methods, instrumentation and software. We also plan to use the marketing, sales and distribution strengths of our current and future partners to successfully commercialize our products.

         Our principal executive offices are located at 1288 Pear Avenue, Mountain View, California 94043, and our telephone number is (650) 210-1200. Our website is located at www.aclara.com. Information contained in our website is not a part of this prospectus.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should consider carefully the following risk factors and all other information contained in and incorporated by reference in this prospectus before making an investment decision. Any of these risk factors could materially and adversely affect our business, financial condition, results of operations and future growth prospects. Additional risks and uncertainties that we do not currently know about or that we currently deem immaterial may also impair our business, financial condition, results of operations and future growth prospects.

WE HAVE A HISTORY OF OPERATING LOSSES AND AN ACCUMULATED DEFICIT, AND WE MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE.

         Since we were founded in May 1995, we have engaged primarily in organizational, research and development efforts. We have incurred operating losses every year, and we may never achieve profitability. Net loss for the three months ended March 31, 2001 was $9.8 million. Net losses for the years ended December 31, 2000, 1999 and 1998 were $59.2 million, $8.2 million, and $5.5 million, respectively. As of March 31, 2001, we had an accumulated deficit of $86.6 million. Our losses have resulted principally from costs incurred in connection with our research and development activities, general and administration costs associated with our operations, and settlement of litigation expenses. We commercially launched our first LabCard product in the fourth quarter of 2000. Our ability to generate revenues from product sales or to achieve profitability is dependent on our ability, alone or with our collaborative partners, to successfully design, develop, manufacture and commercialize our microfluidic systems in a timely manner. Our revenue to date has been generated principally from collaborative research and development agreements, technology access fees, interest on cash and investment balances, and government grants. We expect that our costs will continue to exceed our revenues on an annual basis for at least the next two years. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

         Our operating results have fluctuated in the past and are likely to do so in the future. These fluctuations could cause our stock price to decline. Some of the factors that could cause our operating results to fluctuate include, but are not limited to: expiration or termination of contracts with collaborators or government research grants, which may not be renewed or replaced; the timing and willingness of collaborators to commercialize our products; general and industry-specific economic conditions, which may affect our customers' research and development expenditures and use of our products; and a quarterly revaluation of a put obligation which is dependant, among other things, on the volatility and level of ACLARA's stock price. If there are revenue declines in a quarter, whether due to a delay in recognizing expected revenue or otherwise, our earnings will decline because many of our expenses are relatively fixed in the short-term. In particular, research and development and general and administrative expenses are not affected directly by variations in revenue. Due to fluctuations in our revenue and net income, we believe that period-to-period comparisons of results of historical operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In those cases, our stock price could fluctuate significantly or decline.

MOST OF OUR PRODUCTS ARE IN THE DEVELOPMENT STAGE AND MAY NOT SUCCESSFULLY BE BROUGHT TO COMMERCIALIZATION.

         Most of our products are not commercially available. We have limited experience developing, manufacturing, distributing or selling commercial systems using our microfluidics technology. We are developing products that are in many cases are part of complex systems that also have not been fully developed, tested, manufactured or commercially introduced by our major collaborative partners. We may not be able to perfect the design of our products due to the complexity of the systems they are part of and the demands of the scientific processes that they address. Even though we have designed products, we cannot assure you that we will be able to adapt the design to allow for large-scale manufacturing and commercialization. Although we have projected launch periods for certain of our products, we cannot assure you that we will complete development of the systems by those launch dates, or at all. If we are unable to design a sufficient number of commercially viable systems, either independently or with our collaborative partners, we may be unable to remain in business.

COMMERCIALIZATION OF OUR PRODUCTS DEPENDS ON MARKET ACCEPTANCE OF OUR LABCARD CHIPS AND RELATED SYSTEMS. IF THEY DO NOT ACHIEVE ACCEPTANCE, OUR ABILITY TO GENERATE SALES WILL BE LIMITED AND OUR LOSSES WOULD INCREASE.

         Demand for our LabCard products is substantially dependent upon widespread market acceptance of systems utilizing our LabCard chips as tools for genomics and pharmaceutical drug screening. Because most of our LabCard chip products will be part of larger analytical systems marketed by our collaborative partners, our ability to sell LabCard chips in these cases depends on the adoption by researchers of entirely new analytical equipment. We cannot assure you that LabCard chips and related instrument systems using our technology will achieve substantial acceptance in our target markets. Market acceptance will depend on many factors, including but not limited to: our ability and the ability of our collaborative partners to demonstrate to potential customers the benefits and cost-effectiveness of our LabCard chips and systems, relative to products already available at the time these systems are introduced; and the extent and success of our partners' efforts to market, sell and distribute the LabCard chips and systems. Further, if our initial LabCard systems are not favorably received by the market, it could undermine our ability to successfully introduce subsequent LabCard chips or systems as well. If our LabCard chips and systems do not gain market acceptance, our losses would increase and we may be unable to remain in business.

WE PREDOMINANTLY DEPEND ON COLLABORATIVE PARTNERS TO DEVELOP AND MARKET SYSTEMS THAT UTILIZE OUR LABCARD CHIPS TO END USERS. IF OUR COLLABORATIVE PARTNERS DO NOT PERFORM AS EXPECTED, WE MAY BE UNABLE TO DEVELOP AND MARKET OUR PRODUCTS.

         Because the majority of our products are components of larger systems, our success depends on our ability to establish relationships with collaborative partners to create products to address market needs. For example, our collaborative relationship with Applied Biosystems provides for the joint development of systems for genomics research and pharmaceutical drug screening. In this relationship, we provide LabCard chips as one component of systems used by researchers for genomics analysis and pharmaceutical drug screening applications. Our ability to expand the applications for our technology will largely depend on our ability to broaden our relationship with existing partners and identify and enter into similar relationships with new collaborative partners to address additional customer needs. If we are unable to broaden our existing collaborative relationships or enter into relationships with additional collaborative partners our business may suffer. Our ability to sell products will also depend on the ability of our collaborative partners to develop instrument systems that can utilize our LabCard chips. If the development efforts of our collaborative partners fail or are significantly delayed, our losses could increase. We cannot assure you that our collaborative partners will be able to develop products as planned. We also intend to rely upon our current and future collaborative partners to market, sell, distribute and promote our LabCard chips. If our collaborative partners do not perform these functions satisfactorily, our ability to market, sell and distribute our products could be severely limited. We generally do not have control over the resources or degree of effort that any of our existing collaborative partners may devote to our collaborations. If our collaborators breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in accordance with agreed upon schedules, our business would be harmed. In addition, our collaborative partners could cease operations, eliminate relevant product lines, or offer, design, manufacture or promote competing lines of products. Any of these occurrences could increase our losses.

WE RELY HEAVILY ON APPLIED BIOSYSTEMS TO DEVELOP, MANUFACTURE AND COMMERCIALIZE SYSTEMS TO BE USED IN CONNECTION WITH OUR LABCARD CHIPS AND TO COMMERCIALIZE MOST OF OUR LABCARD PRODUCTS. APPLIED BIOSYSTEMS'S FAILURE TO DO SO SUCCESSFULLY COULD DELAY OR PREVENT THE COMMERCIALIZATION OF OUR PRODUCTS IN THE GENOMICS AND PHARMACEUTICAL DRUG SCREENING MARKETS, AND RESULT IN INCREASED LOSSES.

         As part of our business strategy, we are focusing on the development of our LabCard chips and related chemistries for genomics and pharmaceutical drug screening systems. In most cases we are relying on Applied Biosystems to manufacture and commercialize the systems, including commercializing our LabCard chips. We have collaboration agreements with Applied Biosystems to jointly develop microfluidic systems for genomics and pharmaceutical drug screening. In addition to developing or co-developing the instrumentation, software and reagents, Applied Biosystems will have the exclusive right to market and sell those products worldwide. We cannot assure you that Applied Biosystems will perform its obligations under the agreements, or that Applied Biosystems will successfully commercialize any products resulting from our joint efforts. Moreover, Applied Biosystems has the discretion, under certain circumstances, to elect not to proceed with the commercialization of products jointly developed under the agreement. Applied Biosystems' failure to perform under the agreement or to successfully commercialize our LabCard products and systems could delay or prevent the commercialization of our products and result in increased losses.

IF WE ARE UNABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY, WE WOULD BE UNABLE TO PREVENT THIRD PARTIES FROM USING OUR TECHNOLOGY, WHICH COULD IMPAIR OUR ABILITY TO COMPETE IN THE MARKET. THE COST OF ENFORCING OUR PROPRIETARY RIGHTS MAY BE EXPENSIVE AND RESULT IN INCREASED LOSSES.

         Our success will depend in part on our ability to obtain and maintain meaningful patent protection for our products, both in the United States and in other countries, and our inability to do so could harm our competitive position. We rely on our portfolio of over 165 issued and pending patent applications in the United States and in other countries to protect a large part of our intellectual property and our competitive position. We cannot assure you that any of the currently pending or future patent applications will issue as patents, or that any patents issued to us will not be challenged, invalidated, held unenforceable or circumvented. Further, we cannot assure you that our intellectual property rights will be sufficiently broad to prevent third parties from producing competing products similar in design to our products. In addition to patent protection, we also rely on protection of trade secrets, know-how and confidential and proprietary information. We generally enter into confidentiality agreements with our employees, consultants and our collaborative partners upon commencement of a relationship with us. However, we cannot assure you that these agreements will provide meaningful protection against the unauthorized use or disclosure of our trade secrets or other confidential information or that adequate remedies would exist if unauthorized use or disclosure were to occur. The exposure of our trade secrets and other proprietary information would impair our competitive advantages and could have a material adverse effect on our operating results, financial condition and future growth prospects. Further, we cannot assure you that others have not or will not independently develop substantially equivalent know-how and technology. Our commercial success also depends in part on avoiding the infringement of other parties' patents or proprietary rights and the breach of any licenses that may relate to our technologies and products. We are aware of various third-party patents that may relate to our technology. We believe that we do not infringe these patents but cannot assure you that we will not be found in the future to infringe these or other patents or proprietary rights of third parties, either with products we are currently developing or with new products that we may seek to develop in the future. If third parties assert infringement claims against us, we may be forced to enter into licensing arrangements with them. We cannot assure you that we could enter into the required licenses on commercially reasonably terms, if at all. The failure to obtain necessary licenses or to implement alternative approaches may prevent us from commercializing products under development and would impair our ability to be commercially competitive. We may also become subject to interference proceedings conducted in the U.S. Patent and Trademark Office ("USPTO") to determine the priority of inventions. The defense and prosecution, if necessary, of intellectual property suits, USPTO interference proceedings and related legal and administrative proceedings will result in substantial expense to us and significant diversion of effort by our technical and management personnel. An adverse determination in litigation or interference proceedings to which we may become a party could subject us to significant liabilities to third parties, could put our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of non-issuance. Further, there is a risk that some of our confidential information could be compromised during the discovery process of any litigation. During the course of any lawsuit, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or investors perceive these results to be negative, it could have a substantial negative effect on the trading price of our stock.

WE HAVE LIMITED MANUFACTURING EXPERIENCE, AND WILL BE SUBJECT TO THE RISK OF FINALIZING CONTRACTUAL ARRANGEMENTS, TRANSFERRING TECHNOLOGY AND MAINTAINING RELATIONSHIPS WITH THIRD-PARTY MANUFACTURERS TO MANUFACTURE OUR LABCARD CHIPS.

We have limited experience manufacturing our products in the volumes that will be necessary for us to achieve significant commercial sales. The nature of our products requires the use of sophisticated injection molding and other manufacturing processes that are not widely available. For this reason only a limited number of vendors currently have the expertise to manufacture our products. We have relationships with outside suppliers who are currently manufacturing limited quantities of our LabCard chips. We will need to enter into contractual relationships with these or other manufacturers for commercial scale production of LabCard chips and we cannot assure you that we will be able to do so on a timely basis, for sufficient quantities of chips or on commercially reasonable terms. In addition, the loss of any of these suppliers may result in a delay or interruption of our supply of LabCard chips. Any significant delay or interruption could have a material adverse effect on our ability to supply adequate quantities of our products and would result in lost revenues.

WE DEPEND ON OUR KEY PERSONNEL, THE LOSS OF WHOM WOULD IMPAIR OUR ABILITY TO COMPETE.

         Our performance is substantially dependent on the performance of our senior management and key scientific and technical personnel. We carry key person life insurance on only two of our senior management personnel. The loss of the services of any member of our senior management, scientific or technical staff may significantly delay or prevent the achievement of product development and other business objectives and could have a material adverse effect on our business, operating results and financial condition. Our future success will also depend on our ability to identify, recruit and retain additional qualified scientific, technical and managerial personnel. There is currently a shortage of skilled executives and intense competition for such personnel in the areas of our activities, and we cannot assure you that we will be able to continue to attract and retain personnel with the advanced qualifications necessary for the development of our business. The inability to attract and retain the necessary scientific, technical and managerial personnel could have a material adverse effect upon our research and development activities, sales revenue, operating costs and future growth prospects.

WE EXPECT INTENSE COMPETITION IN OUR TARGET MARKETS.

         We compete with companies that design, manufacture and market analytical instruments for genomics and pharmaceutical drug screening using technologies such as gel electrophoresis, capillary electrophoresis, microwell plates and robotic liquid handling systems. In addition, a number of companies are developing new technologies for miniaturizing various laboratory procedures, for genomics and drug screening markets targeted by us, using methods such as hybridization chips and high density microwell plates. Furthermore, we are aware of other companies that are developing microfluidics technology, including Orchid BioSciences, Inc. and Caliper Technologies Corp. for potential use in certain of the markets that we are targeting. We anticipate that we will face increased competition in the future as new companies enter the market with new technologies. Rapidly changing technology, evolving industry standards, changes in customer needs, emerging competition and new product introductions characterize the markets for our products. One or more of our competitors may render our technology obsolete or uneconomical by advances in existing technological approaches or the development of different approaches. Many of these competitors have greater financial and personnel resources and more experience in research and development than we have. Furthermore, we cannot assure you that the pharmaceutical and biotechnology companies which are our potential customers or our strategic partners will not develop competing products.

WE MAY BE SUBJECT TO PRODUCT LIABILITY AND OTHER CLAIMS AND MAY NOT BE ABLE TO OBTAIN ADEQUATE INSURANCE, WHICH WOULD INCREASE OUR LOSSES IF SUCH CLAIMS OCCURRED.

         The commercial launch of our LabCard products could result in ACLARA being exposed to product liability claims. Any product liability claims arising in the future, regardless of their merit or eventual outcome, could increase our losses. We intend to secure product liability insurance coverage, but we cannot assure you that we will be able to obtain such insurance on acceptable terms with adequate coverage, or at reasonable costs. In addition, potential product liability claims may exceed the amount of our insurance or may be excluded from coverage under the terms of the policy. Furthermore, we may be exposed to other types of legal claims.

WE MAY BE UNABLE TO RAISE ADDITIONAL CAPITAL WHEN NEEDED OR GENERATE THE CAPITAL NECESSARY TO EXPAND OUR OPERATIONS AND INVEST IN NEW PRODUCTS, WHICH COULD HURT OUR ABILITY TO COMPETE OR ACHIEVE PROFITABILITY.

         It might be necessary for us to raise additional capital over the next few years to continue our research and development efforts and to further commercialize our products. We believe that the proceeds from our initial public offering in March 2000 and projected revenue from collaborations should be sufficient to fund our anticipated levels of operations through at least the end of 2002. However, we cannot assure you that our business or operations will not change in a manner that would consume available resources more rapidly than anticipated. We also cannot assure you that we will continue to receive funding under existing collaborative arrangements or that existing or potential future collaborations or sales revenue will be adequate to fund our operations. We may need additional funds sooner than planned to meet operational needs and capital requirements for product development and commercialization. We cannot assure you that additional funds will be available when needed, or on terms acceptable to us or that sufficient revenue will be generated from sales. If adequate funds are not available, we may have to reduce substantially or eliminate expenditures for the development and production of certain of our proposed products or obtain funds through arrangements with collaboration partners that require us to relinquish rights to certain of our technologies or products. Either of these alternatives could have a material adverse effect on our business, operating results, financial condition and future growth prospects.

CONCENTRATION OF OWNERSHIP AMONG OUR EXISTING EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS MAY PREVENT NEW INVESTORS FROM INFLUENCING SIGNIFICANT CORPORATE DECISIONS.

         Our executive officers, directors and largest stockholders and their affiliates presently beneficially own or control a significant percentage of the outstanding shares of common stock. Accordingly, our current executive officers, directors and their affiliates, if acting together, could have the ability to influence the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets and any other significant corporate transactions. The concentration of ownership could also delay or prevent a change of control of our company at a premium price if these stockholders oppose it.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE HIGHLY VOLATILE.

         There has only been a public market for our common stock since March 21, 2000, and since then our common stock has traded in a range between $4.31 and $66.00 per share. The trading price of our common stock may continue to be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including quarterly fluctuations in results of operations; ACLARA's ability to successfully commercialize products; technological innovations or the introduction of new commercial products by us or our competitors; developments concerning government regulations or proprietary rights which could affect the potential growth of our customers; the execution of new collaborative agreements and material changes in the relationships with business partners; market reaction to trends in revenues and expenses, especially research and development; changes in earnings estimates by analysts; sales of common stock by existing stockholders; and economic and political conditions. The market price for our common stock may also be affected by our ability to meet analysts' expectations. Any failure to meet such expectations, even slightly, could have an adverse effect on the market price of the common stock. In addition, the stock market, and the Nasdaq National Market and the market for technology companies in particular, is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against the company. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management's attention and resources, which could have an adverse effect on our business, results of operations and financial condition.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW LIMIT THE ABILITY OF ANOTHER PARTY TO ACQUIRE US, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

         Certain provisions of our certificate of incorporation, bylaws and Stockholder Rights Plan could delay or prevent a third party from acquiring us, even if doing so might be beneficial to our stockholders. For example, we have a classified board of directors whose members serve staggered three-year terms and are removable only for cause. In addition, on March 16, 2001, ACLARA adopted a Stockholder Rights Plan (the "Rights Plan"). Pursuant to the Rights Plan, ACLARA's Board declared a dividend distribution of one Preferred Share Purchase Right (a "Right") on each outstanding share of ACLARA's common stock. Each Right will entitle stockholders to buy one one-hundredth of a share of newly created Series A Junior Participating Preferred Stock at an exercise price of $40.50 in the event that the Rights become exercisable. Subject to limited exceptions, the Rights will be exercisable if a person or group acquires 15% or more of the Company's common stock or announces a tender offer for 15% or more of the common stock. If ACLARA is acquired in a merger or other business combination transaction which has not been approved by the Board of Directors, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at the time of twice the Right's exercise price. Furthermore, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law which may prohibit large stockholders from consummating a merger or combination with us. These provisions could also limit the price that investors might be willing to pay in the future for our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements in the section entitled "Risk Factors" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's results, levels of activity, or achievements to be materially different from any future results, levels of activity or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available in the future.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholder.

                               SELLING STOCKHOLDER

         On March 12, 2001, we issued 900,000 shares of our common stock in a private transaction to the selling stockholder in connection with the settlement of legal actions between the parties. In connection with this issuance, we agreed to file a registration statement with the SEC covering the resale of the shares issued to the selling stockholder. The following table sets forth the name of the selling stockholder, the number of shares of our common stock that it beneficially owns as of May 21, 2001 and the number of shares which may be offered pursuant to this prospectus. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Percentage ownership is based on 35,655,779 shares of common stock outstanding as of May 21, 2001. The selling stockholder has sole voting and investment power with respect to the shares shown as beneficially owned by it. The selling stockholder may sell all, some or none of the common stock being offered.

                                                      SHARES BENEFICIALLY                            SHARES BENEFICIALLY
                                                         OWNED PRIOR TO                               OWNED SUBSEQUENT
                                                          THE OFFERING         SHARES OFFERED        TO THE OFFERING(1)
                                                      -------------------         BY THIS            ------------------
NAME AND ADDRESS OF SELLING STOCKHOLDER               SHARES      PERCENT        PROSPECTUS          SHARES      PERCENT
---------------------------------------               -------     -------      ---------------       ------      -------
Caliper Technologies Corp.                            900,000      2.54%           900,000             0           0.0%
605 Fairchild Drive
Mountain View, CA 94043

---------------

(1)      Assumes the sale of all shares offered hereby.

         We are registering the shares of our common stock offered by the selling stockholder pursuant to contractual registration rights contained in the common stock issuance agreement. We have filed a registration statement related to the shares offered hereby and have agreed to keep such registration statement effective until (a) two years after the effective date of the registration statement, (b) the date on which the selling stockholder may sell all of the common stock under Rule 144(k) of the Securities Act, or (c) all the common stock has been re-sold, whichever is earlier.

         We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering, estimated to be $32,000. In addition, we have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act, in connection with this offering. The selling stockholder has agreed to indemnify us and our directors and officers, as well as any person that controls us, against certain liabilities, including liabilities under the Securities Act.

                              PLAN OF DISTRIBUTION

         The selling stockholder, or, subject to applicable law, its pledgees, donees, distributees, transferees or other successors in interest, may sell shares from time to time in public transactions, on or off the Nasdaq National Market, or in private transactions, at prevailing market prices or at privately negotiated prices, including but not limited to, one or any combination of the following types of transactions

         o    ordinary brokers' transactions;

         o transactions involving cross or block trades or otherwise on the Nasdaq National Market;

         o purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts pursuant to this prospectus;

         o "at the market," to or through market makers, or into an existing market for our common stock;

         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

         o through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);

         o    in privately negotiated transactions; or

         o    to cover short sales.

         The selling stockholder may sell its shares either alone or in conjunction with one or more underwritten public offerings or non-underwritten public or private offerings by us or other stockholders of our common stock or other of our debt or equity securities.

         In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate in the resales. The selling stockholder may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling stockholder also may sell shares short and deliver the shares to close out such short positions. The selling stockholder also may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares, which the broker-dealer may resell pursuant to this prospectus. The selling stockholder also may pledge the shares to a broker or dealer. Upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

         Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder in amounts to be negotiated in connection with the sale. The selling stockholder and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commission, discount or concession these "underwriters" receive may be deemed to be underwriting compensation.

         To the extent required, the following information will be set forth in a supplement to this prospectus:

         o information as to whether underwriters who the selling stockholder may select, or any other broker-dealer, is acting as principal or agent for the selling stockholder;

         o the compensation to be received by underwriters that the selling stockholder may select or by any broker-dealer acting as principal or agent for the selling stockholder; and

         o the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

         Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through this dealer or broker.

         We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Securities Exchange Act during such time as it may be engaged in a distribution of the shares. With some exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

         We will not receive any of the proceeds from the selling stockholder's sale of our common stock.

                                  LEGAL MATTERS

         Latham & Watkins of Menlo Park, California will issue an opinion about certain legal matters with respect to the common stock being offered in this prospectus.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of ACLARA BioSciences, Inc. for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661, and at Seven World Trade Center, New York, New York, 10048. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at "http://www.sec.gov". In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001;

         2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on May 15, 2001;

         3. Our Current Report on Form 8-K dated March 16, 2001, filed with the SEC on March 23, 2001;

         4. The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on March 17, 2000.

         We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

                            ACLARA BioSciences, Inc.
                          Attention: Investor Relations
                                1288 Pear Avenue
                             Mountain View, CA 94043
                                 (650) 210-1200

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Securities and Exchange Commission Registration Fee                $ 1,676

     Legal Fees and Expenses                                             15,000

     Accountants' Fees and Expenses                                      12,000

     Miscellaneous                                                        3,324

             Total                                                       32,000
                                                                        =======



         The foregoing items, except for the Securities and Exchange Commission Registration Fee, are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Restated Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), ACLARA's directors shall not be personally liable to ACLARA or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to ACLARA which is not eliminated by such provisions of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to ACLARA, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. Such provisions also do not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. ACLARA has applied for liability insurance for its officers and directors. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the II-1 101 corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that ACLARA may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of ACLARA, or is or was serving at the request of ACLARA as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         ACLARA has entered into indemnity agreements to indemnify our directors and officers. These agreements, among other things, require us to indemnify these directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of our company, arising out of that person's services as a director or officer of our company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

ITEM 16. EXHIBITS

    EXHIBIT NO.                                         DESCRIPTION OF DOCUMENT
        3.1           Amended and Restated Certificate of Incorporation of ACLARA BioSciences, Inc. (Previously
                      filed as Exhibit 3.3 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission, File No. 333-95107 (our "Form S-1").)

        3.2           Certificate of Amendment to Amended and Restated Certificate of Incorporation of ACLARA
                      BioSciences, Inc. (Previously filed as Exhibit 3.6 to our Form S-1.)

        3.3           Amended and Restated Bylaws of ACLARA BioSciences, Inc. (Previously filed as Exhibit 3.4 to our Form S-1.)

        4.1           Reference is made to Exhibits 3.1 through 3.3.

        4.2           Rights Agreement, dated as of March 16, 2001, between ACLARA BioSciences, Inc. and Mellon
                      Investor Services LLC which includes the form of Certificate of Designations of the Series A
                      Junior Participating Preferred Stock of ACLARA BioSciences, Inc. as Exhibit A, the form of Right
                      Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.
                      (Previously filed as Exhibit 4 to our Form S-1.)

        4.3           Common Stock Issuance Agreement between ACLARA BioSciences, Inc. and Caliper Technologies
                      Corp., dated as of March 21, 2001.  (Previously filed as Exhibit 10.3 to our Form 10-Q filed on May 15, 2001.)

        5.1           Opinion of Latham & Watkins.

        23.1          Consent of PricewaterhouseCoopers LLP.

        23.2          Consent of Latham & Watkins.  Reference is made to Exhibit 5.1.

        24.1          Power of Attorney.  See signature page.

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, County of Santa Clara, State of California, on the 22nd day of May, 2001.

                                    ACLARA BIOSCIENCES, INC.

                                    By:          /s/ Joseph M. Limber
                                           -----------------------------------
                                           Joseph M. Limber
                                    Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph M. Limber and Thomas McNaughton, and each or any one of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                  TITLE                            DATE
            ---------                                  -----                            ----
      /s/ JOSEPH M. LIMBER                   President, Chief Executive             May 22, 2001
 -------------------------------                Officer and Director
        Joseph M. Limber                  (Principal Executive Officer and
                                             acting Principal Financial
                                                      Officer)


      /s/ THOMAS R. BARUCH
 -------------------------------                      Director                      May 22, 2001
        Thomas R. Baruch


        /s/ JEAN DELEAGE
 -------------------------------                      Director                      May 22, 2001
          Jean Deleage

            SIGNATURE                                  TITLE                            DATE
            ---------                                  -----                            ----


   /s/ MICHAEL W. HUNKAPILLER
 -------------------------------                      Director                      May 22, 2001
     Michael W. Hunkapiller


       /s/ DAVID J. PARKER
 -------------------------------                      Director                      May 22, 2001
         David J. Parker


 -------------------------------                      Director
         Eric S. Lander


       /s/ ANDRE F. MARION
 -------------------------------                      Director                      May 22, 2001
         Andre F. Marion

                                INDEX TO EXHIBITS

    EXHIBIT NO.                                         DESCRIPTION OF DOCUMENT
        3.1           Amended and Restated Certificate of Incorporation of ACLARA BioSciences, Inc. (Previously
                      filed as Exhibit 3.3 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission, File No. 333-95107 (our "Form S-1").)

        3.2           Certificate of Amendment to Amended and Restated Certificate of Incorporation of ACLARA
                      BioSciences, Inc. (Previously filed as Exhibit 3.6 to our Form S-1.)

        3.3           Amended and Restated Bylaws of ACLARA BioSciences, Inc. (Previously filed as Exhibit 3.4 to our Form S-1.)

        4.1           Reference is made to Exhibits 3.1 through 3.3.

        4.2           Rights Agreement, dated as of March 16, 2001, between ACLARA BioSciences, Inc. and Mellon
                      Investor Services LLC which includes the form of Certificate of Designations of the Series A
                      Junior Participating Preferred Stock of ACLARA BioSciences, Inc. as Exhibit A, the form of Right
                      Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.
                      (Previously filed as Exhibit 4 to our Form S-1.)

        4.3           Common Stock Issuance Agreement between ACLARA BioSciences, Inc. and Caliper Technologies
                      Corp., dated as of March 21, 2001.  (Previously filed as Exhibit 10.3 to our Form 10-Q filed on May 15, 2001.)

        5.1           Opinion of Latham & Watkins.

        23.1          Consent of PricewaterhouseCoopers LLP.

        23.2          Consent of Latham & Watkins.  Reference is made to Exhibit 5.1.

        24.1          Power of Attorney.  See signature page.